INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is dated as of June 27, 2012, and entered into by and between WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company (“WFGC”), in its capacity as agent under the Loan Documents (as hereinafter defined), including its successors and assigns in such capacity from time to time (“Agent”) and MICHAEL J. TRUCANO, as seller’s representative under the Trucano Documents (as defined below) (“Trucano”).

RECITALS

Reference is made to that certain Credit Agreement, dated as of June 26, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Nevada Gold & Casinos, Inc., a Nevada corporation (“Parent”), A.G. Trucano, Son & Grandsons, Inc., a South Dakota corporation (“Borrower”), the lenders party to the Credit Agreement as “Lenders” (each of such Lenders, together with their successors and permitted assigns, are referred to hereinafter as a “Lender”), and Agent, providing for a revolving loan facility pursuant to which such Lenders have or may provide financial accommodations to Borrower. The obligation of Borrower to repay such financial accommodations under the Credit Agreement is guaranteed by Parent and the other Guarantors (as hereinafter defined). All capitalized terms in this Agreement not defined in this Agreement shall have the meanings set forth in the Credit Agreement and Schedule 1.1 to the Credit Agreement, which are incorporated by reference into this Agreement by reference for all purposes as if fully set forth at length.

Further reference is made to that certain Stock Purchase Agreement, dated as of October 18, 2011 (as amended, restated, supplemented, or otherwise modified from time to time through the date hereof, the “Trucano Stock Purchase Agreement”), between Parent, NG South Dakota, LLC, a South Dakota limited liability company (“NG South Dakota”), as purchaser (in such capacity, “Purchaser”), Borrower and each of the stockholders of Borrower signatories thereto (each of such stockholders are referred to hereinafter each individually as a “Seller” and collectively, as the “Sellers”), providing for the sale by Sellers of all of the issued and outstanding shares of the capital stock of AG Trucano in exchange for the aggregate purchase price of $5,135,324 and 13,223 shares of Equity Interests of Parent.

Further reference is made to those certain promissory notes dated January 27, 2012, issued by NG South Dakota to the Sellers in the aggregate original principal amount of $1,885,324 (the “Trucano Promissory Notes”).

Further reference is made to that certain Intercreditor Agreement, dated as of March 30, 2012 (the “Term Loan Intercreditor Agreement”), by and between WFGC, in its capacity as administrative agent (in such capacity, together with its successors and assigns, if any, in such capacity, “Term Loan Agent”) under that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among Parent, certain Subsidiaries of Parent party thereto, the lenders from time to time party thereto, and Term Loan Agent and Trucano.

The obligations of (a) Borrower and the Guarantors under the Loan Documents are secured by Liens on substantially all of the assets of Borrower and the Guarantors, including the Equity Interests of Borrower (the “AG Trucano Equity Interests,” as further defined below); and (b) Parent and NG South Dakota under the Trucano Documents are secured by Liens on the AG Trucano Equity Interests and all of the assets of Borrower.

Pursuant to the Term Loan Intercreditor Agreement, the Liens securing the obligations incurred under the Term Loan Credit Agreement are junior to the Liens securing the Trucano Debt (as defined below) in accordance with the terms and conditions of the Tem Loan Intercreditor Agreement.

Agent, for itself and on behalf of the Loan Document Claimholders, and Trucano, for himself and on behalf of the Sellers, desire to enter into this Agreement to (a) confirm the relative priority of their respective Liens in the Collateral (as hereinafter defined), and (b) address certain other matters.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions; Rules of Construction.

1.1           Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“AG Trucano” has the meaning set forth in the recitals to this Agreement.

“AG Trucano Equity Interests” means all of the Equity Interests in AG Trucano owned by NG South Dakota.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Bank Product Obligations” has the meaning set forth in the Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Borrower” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in Los Angeles, California, are authorized or required by law to close.

“Collateral” means (a) the AG Trucano Equity Interests, (b) all of the assets of NG South Dakota, whether real, personal or mixed, and (c) all of the assets of Borrower, whether real, personal or mixed.

“Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Equity Interests” means, with respect to a person, all of the shares, membership interests, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security.”

“Excess Loan Document Debt” means the sum of (a) the amount of Loan Document Debt that is in excess of the Loan Document Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the Loan Document Debt described in clause (a) of this definition.

“Excluded Subsidiaries” means CGC Holdings LLC, CGE Assets, Inc., Nevada Gold BVR, L.L.C., Gold Mountain Development, LLC, Nevada Gold Speedway, the Immaterial Subsidiaries, NG Washington, LLC, NG Washington II, LLC, NG Washington II Holdings, LLC and NG Washington III, LLC and “Excluded Subsidiary” means any one of them.

“Guarantors” means Parent and each of its Subsidiaries party to the “Guaranty and Security Agreement” as that term is defined in the Credit Agreement as guarantors (including NG South Dakota).

“Immaterial Subsidiaries” means Nevada Gold Vicksburg, LLC, Nevada Gold NY, Inc., Nevada Gold Management Services, Inc., Texas City Limits, LLC, Gold River, LLC, and Black Hawk Gold, Ltd.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other federal, state, or foreign law for the relief of debtors or affecting creditors’ rights generally with respect to Parent or any of its Subsidiaries; (b) any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to Parent or any of its Subsidiaries or with respect to a material portion of its assets; (c) any liquidation, dissolution, or winding up of Parent or any of its Subsidiaries whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Parent or any of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever.

“Lenders” has the meaning set forth in the recitals to this Agreement.

“Loan Document Cap” means, as of any date of determination, the greater of (a) the Maximum Revolver Amount as of such date, and (b) the result of (i) $1,700,000 minus (ii) the aggregate amount of the Loan Document Debt repaid by Borrower since the immediately preceding June 1st (the “June Lookback Date”) to the extent, as of such date of determination, such repaid amount has not been reborrowed by Borrower subsequent to such June Lookback Date (which greater amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the Loan Document Debt (other than Loan Document Debt in excess of such greater amount) as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Loan Document Debt (other than Loan Document Debt in excess of such greater amount) and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding).

“Loan Document Claimholders” means, as of any date of determination, the holders of the Loan Document Debt at that time, including (a) Agent, (b) the Lenders, and (c) the Bank Product Providers.

“Loan Document Collateral Documents” means the “Guaranty and Security Agreement” as that term is defined in the Credit Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Loan Document Debt or under which rights or remedies with respect to such Liens are governed.

“Loan Document Debt” means all Obligations (as that term is defined in the Credit Agreement) and all other amounts owing, due, secured under the terms of any Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, all Bank Product Obligations, all obligations to provide cash collateral in respect of Bank Product Obligations or indemnities in respect thereof, and any other indemnities or guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Loan Document Default” means any “Event of Default”, as such term is defined in the Credit Agreement.

“Loan Document Priority Debt” means all Loan Document Debt other than Excess Loan Document Debt.

“Loan Documents” means the Credit Agreement, the Loan Document Collateral Documents, and each of the other “Loan Documents” (as that term is defined in the Credit Agreement).

“Maximum Revolver Amount” means $1,700,000; provided that the Maximum Revolver Amount shall automatically reduce by $500,000 on the last day of July of each fiscal year prior to the Revolver Maturity Date, $400,000 on the last day of August of each fiscal year prior to the Revolver Maturity Date, $175,000 on the last day of September of each fiscal year prior to the Revolver Maturity Date, $125,000 on the last day of October of each fiscal year prior to the Revolver Maturity Date, $100,000 on the last day of each of November, December, January, February, and March of each fiscal year prior to the Revolver Maturity Date, and shall increase from $0 back to $1,700,000 on the first day of June of each fiscal year prior to the Revolver Maturity Date.

“NG South Dakota” has the meaning set forth in the recitals to this Agreement.

“Obligations” has the meaning set forth in the Credit Agreement.

“Parent” has the meaning set forth in the recitals to this Agreement.

“Payment in Full of Loan Document Priority Debt” means (a) payment in U.S. Dollars in full in cash or immediately available funds of all of the Loan Document Priority Debt (other than outstanding Bank Product Obligations and other than unasserted contingent indemnification obligations); (b) the earlier of (i) termination or expiration of all Commitments of the Lenders to extend credit to Borrower, and (ii) the Revolver Maturity Date; and (c) termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Credit Agreement) in respect of, all Bank Product Obligations that constitute Loan Document Priority Debt.

“Payment in Full of Trucano Debt” means payment in U.S. Dollars in full in cash or immediately available funds of all of the Trucano Debt (other than unasserted contingent indemnification obligations).

“Permitted Payment” has the meaning set forth in Section 2.1(a).

“Purchase Notice” has the meaning set forth in Section 6.1.

“Revolver Maturity Date” means March 31, 2013 unless Trucano has agreed in a writing delivered to Agent to the extension of such date (in which case the Revolver Maturity Date shall be such date that Trucano has agreed to in such writing delivered to Agent); provided that the Revolver Maturity Date shall in no event be later than October 7, 2014.

“Seller” and “Sellers” have the respective meanings set forth in the recitals to this Agreement.

“Standstill Notice” means a written notice from Agent to Trucano identified by its terms as a “Standstill Notice” for purposes of this Agreement and stating that a Loan Document Default has occurred and is continuing.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Term Loan Agent” has the meaning set forth in Section 8.10.

“Term Loan Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Term Loan Intercreditor Agreement” has the meaning set forth in the recitals to this Agreement.

“Trucano” has the meaning set forth in the preamble to this Agreement.

“Trucano Collateral Documents” means the Trucano Security Agreement and any other agreement, document, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Trucano Debt or under which rights or remedies with respect to such Liens are governed.

“Trucano Debt” means all amounts owing, due, or secured under the terms of the Trucano Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, indemnities, guarantees (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Parent or any of its Subsidiaries, or that would have accrued or become due under the terms of the Trucano Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Trucano Documents” means the Trucano Stock Purchase Agreement, the Trucano Promissory Notes, and the Trucano Collateral Documents.

“Trucano Promissory Notes” has the meaning set forth in the recitals to this Agreement.

“Trucano Security Agreement” means that certain Security Agreement, dated as of January 27, 2012, by and among Trucano, NG South Dakota, and Borrower.

“Trucano Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or comparable legislation) as in effect in any applicable jurisdiction.

“WFGC” has the meaning set forth in the recitals to this Agreement.

1.2         Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, governmental authority, or other entity. The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (a) except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced, and (b) any definition of or reference to Loan Document Debt shall be construed as referring to the Loan Document Debt as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced.

SECTION 2. Subordination.

2.1         Subordination.

(a)          Until the Payment in Full of Loan Document Priority Debt, Trucano (on behalf of himself and the other Sellers) hereby subordinates the Trucano Debt and any and all claims now or hereafter owing to it by Borrower or any Guarantor under the Trucano Documents to any and all claims of Agent and the Lenders in respect of the Loan Document Priority Debt (including, without limitation, interest, fees, or costs on the Loan Document Priority Debt paid or accrued after the commencement of any Insolvency Proceeding and whether or not such claims are deemed allowed or recoverable in such Insolvency Proceeding), and to the payment of or for adequate protection on the Loan Document Priority Debt pursuant to any Insolvency Proceeding, and, agrees that all Loan Document Priority Debt shall be paid in full in cash or otherwise satisfied to the satisfaction of the Lenders, and the Commitments shall be terminated, before any payment may be made on the Trucano Debt or other claims of Trucano or any other Seller under the Trucano Documents, whether of principal or interest or other indebtedness or other obligations; provided, however, that so long as Trucano has not received a Standstill Notice from Agent, Borrower and the Guarantors may make and Trucano may receive and retain regularly scheduled principal and interest payments as set forth in the Trucano Promissory Notes as in effect on the date hereof (the “Permitted Payments”).

(b)          Except for the Permitted Payments, Trucano (on behalf of itself and the other Sellers) agrees not to accept any payment or distribution of any kind (whether in cash or property other than equity securities in Parent ) upon or in respect of the Trucano Documents (from Borrower, any Guarantor or otherwise), nor make any transfer of the Trucano Promissory Notes to third parties not party to this Agreement, nor take any other action designed to secure indirectly from Borrower or any Guarantor any payment on account of the Trucano Documents, without the express, prior written consent of Agent, and Trucano agrees to pay over to Agent any funds or other distributions that may be received by it from Borrower or any Guarantor (i) as a prepayment at any time or (ii) as a payment or distribution on account of the Trucano Debt, at any time until the Payment in Full of Loan Document Priority Debt. In case any funds or other distributions shall be paid or delivered to Trucano or any other Seller under the circumstances described in clause (i) or (ii) of the preceding sentence before the Payment in Full of Loan Document Priority Debt, such funds or other distributions shall be held in trust by Trucano or such other Seller for the Lenders and immediately paid and delivered to Agent (in the form received endorsed over to Agent).

(c)          Until the Payment in Full of Loan Document Priority Debt, neither Trucano nor any other Seller shall (i) take any action or exercise any remedy against Borrower or any Guarantor to enforce the Trucano Promissory Notes, or (ii) commence, or join with any other creditor of Borrower or any Guarantor in commencing, any bankruptcy, reorganization or other Insolvency Proceeding against Borrower or any Guarantor. Trucano understands and agrees that Agent shall have the right, but shall have no obligation, to cure any default under the Trucano Promissory Notes without the prior written consent of Trucano or any other Seller.

(d)          Trucano (on behalf of itself and the other Sellers) agrees that the priority of the Loan Document Priority Debt set forth above shall continue during any Insolvency Proceeding. In the event of any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets or business of Borrower or any Guarantor, or the proceeds thereof, or any securities of Borrower or any Guarantor, to Trucano, by reason of any liquidation, dissolution or other winding up of Borrower or any Guarantor or its business or by reason of any sale or Insolvency Proceeding, then any such payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions of this Section 2, would otherwise be payable or deliverable upon or in respect of the Trucano Debt, shall instead be paid over or delivered directly to Agent, for application to the payment of the Loan Document Priority Debt, to the extent necessary to make payment of the Loan Document Priority Debt remaining unpaid after giving effect to any concurrent payment or distribution to Agent, and no holder of the Trucano Debt shall receive any such payment or distribution or any benefit therefrom to such extent until the Payment in Full of Loan Document Priority Debt, after which such payments or distributions may be applied to payment of the Trucano Debt.

SECTION 3. Lien Priorities; Certain Acknowledgment and Agreements.

3.1           Relative Priorities. Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens in the Collateral securing the Loan Document Priority Debt or of any Liens in the Collateral securing the Trucano Debt – including, in each case, notwithstanding whether any such Lien is granted (or secures Trucano Debt or Loan Document Priority Debt relating to the period) before or after the commencement of any Insolvency Proceeding – and notwithstanding any contrary provision of the UCC or any other applicable law or the Loan Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the Trucano Debt, or any other circumstance whatsoever, Trucano and Agent hereby agree that: (a) any Lien with respect to the Collateral securing any Loan Document Priority Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Trucano or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Trucano Debt and any Excess Loan Document Debt; and (b) any Lien with respect to the Collateral securing any Trucano Debt, whether such Lien is now or hereafter held by or on behalf of, or created for the benefit of, Agent or any other Loan Document Claimholder or any agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to any Lien with respect to the Collateral securing any Loan Document Priority Debt and senior in all respects and prior to any Lien with respect to the Collateral securing any Excess Loan Document Debt.

3.2           Acknowledgments and Agreements. So long as the Payment in Full of Loan Document Priority Debt has not occurred, the parties hereto agree that neither Borrower, any Guarantor, nor any Excluded Subsidiary shall grant or permit any Liens on any assets of any Borrower or Guarantor other than the assets of Borrower and the AG Trucano Equity Interests to secure any Trucano Debt without the express written consent of Agent. Each of Agent and Trucano agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the extent, validity, attachment, perfection, priority, or enforceability of a Lien held by or on behalf of any Loan Document Claimholder in any asset of Borrower or any Guarantor (or the extent, validity, allowability, or enforceability of any Loan Document Debt secured thereby or purported to be secured thereby) or by or on behalf of Trucano in the Collateral (or the extent, validity, allowability, or enforceability of any Trucano Debt secured thereby or purported to be secured thereby), as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of Agent, any other Loan Document Claimholder, or Trucano to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Trucano Debt and the Loan Document Debt.

SECTION 4. Exercise of Remedies. Until the Payment in Full of Loan Document Priority Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, neither Trucano nor any other Seller will (a) exercise or seek to exercise any rights or remedies (including any secured creditor remedies) with respect to the Collateral, or (b) contest, protest, or object to any exercise of rights or remedies or forbearance from the exercise of any rights or remedies with respect to the Collateral by any Loan Document Claimholder. In connection with any exercise of rights or remedies with respect to the Collateral, the Loan Document Claimholders may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. The foregoing to the contrary notwithstanding, Trucano may (i) take any action (not adverse to the priority status of the Liens in the Collateral securing the Loan Document Priority Debt, or the rights of any Loan Document Claimholder to exercise rights or remedies with respect to the Collateral) in order to create or perfect their Liens in and to the Collateral, (ii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Trucano or any other Seller, including any claims secured by the Collateral, if any, (iii) if an Insolvency Proceeding has been commenced by or against Borrower or any Guarantor, file a claim or statement of interest with respect to the Trucano Debt, (iv) vote on any plan of reorganization and make any filings and motions that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Trucano Debt and the Collateral, or (v) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by a Loan Document Claimholder to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with such enforcement action by such Loan Document Claimholder (it being understood that neither Trucano nor any other Seller shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein).

SECTION 5. Proceeds.

5.1           Application of Proceeds. Regardless of whether an Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries, any proceeds of the Collateral received in connection with any exercise of rights or remedies (including any secured creditor remedies) and any proceeds of the Collateral received (or amounts distributed on account of the Liens in the Collateral) in connection with any Insolvency Proceeding involving Parent or its Subsidiaries (at such time as Collateral or proceeds or other amounts have been monetized) shall be applied (a) first, to the payment in full in cash or cash collateralization of the Loan Document Priority Debt in accordance with the Loan Documents, (b) second, to the payment in full in cash of the Trucano Debt in accordance with the Trucano Documents, and (c) third, to the payment in full in cash or cash collateralization of the Excess Loan Document Debt in accordance with the Loan Documents.

5.2           Turnover. Until the Payment in Full of Loan Document Priority Debt has occurred (irrespective of whether any Insolvency Proceeding has been commenced by or against Parent or any of its Subsidiaries), any Collateral or proceeds thereof received by Trucano or any other Seller (a) as a result of Trucano’s or such Seller’s collusion with Parent or any of its Subsidiaries in violating the rights of the Loan Document Claimholders under this Agreement, or (b) otherwise in violation of the terms of this Agreement, shall be segregated and held in trust and forthwith paid over to Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

SECTION 6. Purchase Option.

6.1           Purchase Option. Upon receipt by Trucano of a Standstill Notice from Agent, Trucano shall have the right, but not the obligation, upon five (5) Business Days prior written notice (the “Purchase Notice”) from Trucano to Agent to acquire from the Lenders all (but not less than all) of the right, title, and interest of the Lenders in and to the Loan Document Priority Debt. The Purchase Notice, if given, shall be irrevocable.

6.2           Purchase and Sale. On the date specified by Trucano in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by Agent of the Purchase Notice), the Lenders shall sell to Trucano and Trucano shall purchase from the Lenders, the Loan Document Priority Debt.

6.3           Purchase Price. On the date of such purchase and sale, Trucano shall pay to Agent, for the benefit of the Lenders, as the purchase price therefor, the full amount of all the Loan Document Priority Debt (other than contingent obligations) then outstanding and unpaid.

6.4           Wire Transfer; Calculation of Interest. Such purchase price shall be remitted by wire transfer of federal funds to such bank account of Agent as Agent may designate in writing to Trucano for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Trucano to the bank account designated by Agent are received in such bank account prior to 11:00 a.m., California time, and interest shall be calculated to and including such Business Day if the amounts so paid by Trucano to the bank account designated by Agent are received in such bank account later than 11:00 a.m., California time.

6.5           No Representation or Warranty. Such purchase shall be effected by the execution and delivery of a customary form of assignment and acceptance agreement and shall be expressly made without representation or warranty of any kind by Agent or the Lenders as to the Loan Document Debt so purchased, or otherwise, and without recourse to Agent or the Lenders, except that the Lenders shall represent and warrant: (a) that the amount quoted by the Lenders as the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on their books and records, (b) they own, or have the right to transfer to Trucano, the rights being transferred, and (c) such transfer will be free and clear of Liens.

SECTION 7. Bailee for Perfection.

7.1           Bailee for Perfection. Agent and Trucano each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary representative for Trucano or Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Loan Documents or the Trucano Documents, as applicable. Agent shall have no obligation whatsoever to Trucano to ensure that the Pledged Collateral is genuine or owned by NG South Dakota or AG Trucano or to preserve rights or benefits of any person except as expressly set forth in this Section 6.1. Trucano shall have no obligation whatsoever to Agent or any other Loan Document Claimholder to ensure that the Pledged Collateral is genuine or owned by NG South Dakota or AG Trucano or to preserve rights or benefits of any person except as expressly set forth in this Section 6.1. The duties or responsibilities of Agent under this Section 6.1 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 6.1 and delivering the Pledged Collateral upon a Payment in Full of Loan Document Priority Debt as provided in Section 6.2. The duties or responsibilities of Trucano under this Section 6.1 shall be limited solely to holding or controlling the Pledged Collateral as bailee and non-fiduciary representative in accordance with this Section 6.1. Agent acting pursuant to this Section 6.1 shall not have by reason of the Loan Documents, the Trucano Documents, or this Agreement a fiduciary relationship in respect of Trucano. Trucano acting pursuant to this Section 6.1 shall not have by reason of the Loan Documents, the Trucano Documents, or this Agreement a fiduciary relationship in respect of Agent or any other Loan Document Claimholder.

7.2           Payment in Full of Loan Document Priority Debt. Upon the Payment in Full of Loan Document Priority Debt, Agent shall, to the extent permitted by applicable law, deliver the remaining tangible Pledged Collateral (if any) together with any necessary endorsements, first, to Trucano to the extent Trucano Debt remain outstanding as confirmed in writing by Trucano, and, to the extent that Trucano confirms no Trucano Debt is outstanding, and second, to Parent to the extent no Trucano Debt or Loan Document Debt remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).

SECTION 8. Miscellaneous.

8.1           Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Loan Documents or any of the Trucano Documents, the provisions of this Agreement shall govern and control.

8.2           Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by all of the parties hereto and shall be a continuing agreement of debt and lien subordination until Payment in Full of Loan Document Priority Debt or Payment in Full of Trucano Debt. Agent and the other Loan Document Claimholders may continue, at any time, without notice to Trucano, to extend credit and other financial accommodations to or for the benefit of Parent or any of its Subsidiaries constituting Loan Document Debt. Agent and the other Loan Document Claimholders may, at any time and from time to time in accordance with the Loan Documents or applicable law, without the consent of, and without notice to, Trucano, without incurring any liabilities to Trucano and without impairing or releasing the Lien priorities and other benefits provided in this Agreement amend, renew, exchange, extend, modify, or supplement or increase in any manner any Liens held by Agent or any other Loan Document Claimholder, the Loan Document Debt, or any of the Loan Documents. Notwithstanding the foregoing, Agent agrees on behalf of itself and the other Loan Document Claimholders that the Commitments under the Loan Documents shall terminate on March 31, 2013 unless Trucano in his sole discretion shall agree in a writing delivered to Agent to extend such date. Agent and Trucano each hereby waives any right it or he may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code. All references to Parent or any of its Subsidiaries shall include any such person as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency Proceeding.

8.3           Amendments; Waivers. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

8.4           Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may be designated by such party in a written notice to all of the other parties.

8.5           APPLICABLE LAW, ETC.

(a)          THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

(b)          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.5(b).

(c)          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM"). EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)          IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE "COURT") BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (C) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i)          WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii)         THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) - (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii)        UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv)        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE'S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v)         THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi)        THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE'S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii)       THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

8.6           ADVICE OF COUNSEL. TRUCANO ACKNOWLEDGES AND REPRESENTS THAT HE HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT.

8.7           Binding on Successors and Assigns. This Agreement shall be binding upon Agent, Loan Document Claimholders, Trucano, and their respective successors and assigns (including any trust holding any of assets or properties of such persons and any estates (if any) of such persons).

8.8           No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of Loan Document Claimholders and Trucano. In no event shall Parent or any of its Subsidiaries be a third party beneficiary of this Agreement or have any rights hereunder.

8.9           Certain Waivers. All of the Loan Document Debt shall be deemed to have been made or incurred in reliance upon this Agreement. Trucano expressly waives all notice of the acceptance by Agent and the Lenders of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and Trucano expressly consents to reliance by Agent and each Lender upon the subordination and other agreements as herein provided. Trucano agrees that none of Agent or any Lender has made any warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Documents or the collectibility of the obligations thereunder, that Agent and the Lenders shall be entitled to manage and supervise the Loan Document Debt in accordance with applicable law and their usual practices, modified from time to time as they deem appropriate under the circumstances, and that Agent and the Lenders shall not have any liability to Trucano or the Sellers for, and Trucano (on behalf of himself and the Sellers) waives any claim which Trucano may now or hereafter have against Agent or any Lender arising out of (a) any and all actions which Agent or any Lenders may take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens on or security interests in the Loan Document Debt, actions with respect to the occurrence of a Loan Document Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, the Collateral and actions with respect to the collection of any claim for all or any part of the Loan Document Debt from any account debtor, guarantor or any other party) with respect to the documents regarding the Loan Document Debt or any other agreement related thereto or to the collection of the Loan Document Debt or the valuation, use, protection or release of the Collateral and/or other security for the Loan Document Debt, (b) the election by the holders of the Loan Document Debt in any Insolvency Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing of, or grant of a security interest under Section 364 of the Bankruptcy Code to Borrower or any Guarantor as debtor-in-possession. Trucano agrees that Agent shall have no obligation to marshal any property, instruments, documents, agreements or guaranties (including any Collateral) before enforcing its rights against any portion of the Collateral or its rights herein as against Trucano.

8.10         Integration; Term Loan Intercreditor Agreement. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. Nothing in this Agreement shall alter or amend the rights and obligations of Term Loan Agent and Trucano with respect to the Term Loan Intercreditor Agreement or the relative priority of the Liens securing the obligations under the Term Loan Credit Agreement and related loan documentation and the Liens securing the Trucano Debt. WFGC, in its capacity as Term Loan Agent, and Trucano each hereby ratify and reaffirm the Term Loan Intercreditor Agreement.

8.11         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Agent and the other Loan Document Claimholders, on the one hand, and Trucano on the other hand. Nothing in this Agreement shall impair, as between Parent or any of its Subsidiaries and Agent and the other Loan Document Claimholders, or as between Parent or any of its Subsidiaries and Trucano, any obligations of Parent or its Subsidiaries to pay principal, interest, fees and other amounts as provided in the Loan Documents and the Trucano Documents, respectively.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO GAMING CAPITAL, LLC,
a Delaware limited liability company,
as Agent

By:	/s/ Everardo Gomez

Printed Name: Everardo Gomez

Title: AVP

Addresses for WFGC Notices:	with a copy contemporaneously sent to:

WELLS FARGO GAMING CAPITAL, LLC	PAUL HASTINGS LLP
333 South Grand Avenue, 12th Floor	515 S. Flower Street
Los Angeles, CA 90071	Twenty-fifth Floor
Attn: Everardo Gomez	Los Angeles, California 90071
Fax No.: (877) 302-7024	Attn: John Francis Hilson, Esq.
Fax No.: (213) 996-3300

/s/ Michael J. Trucano
Michael J. Trucano, as Sellers’ Representative

Addresses for Trucano Notices:	with a copy contemporaneously sent to:

Michael J. Trucano	Richard A. Pluimer
908 Main Street	Brady Pluimer, P.C.
Deadwood, SD 57732	135 E. Colorado Blvd.
Spearfish, SD 57783

ACKNOWLEDGMENT

Parent and each of Parent’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor and Subordination Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and (1) agree to recognize all rights granted by the Initial Intercreditor Agreement to Agent, the other Loan Document Claimholders, and Trucano; (2) agree to waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of the Collateral in accordance with the provisions of the Initial Intercreditor Agreement; and (3) agree that they will not do any act or perform any obligation that is not in accordance with the agreements set forth in the Initial Intercreditor Agreement. Parent and each of Parent’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

NEVADA GOLD & CASINOS, INC., a Nevada corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	CEO

NG SOUTH DAKOTA, LLC, a South Dakota limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

A.G. TRUCANO, SON & GRANDSON, INC., a South Dakota corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	President